Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ZW Data Action Technologies Inc. (“the Company”) on Form S-8 (File No. 333-178269) filed with the Securities and Exchange Commission (“SEC”) on December 1, 2011, Form S-8 (File No. 333-206979) filed with the SEC on September 16, 2015, Form S-8 (File No. 333-252776) filed with the SEC on February 5, 2021, Form S-3 (File No. 333-228061), as amended, initially filed with the SEC on October 30, 2018, Form S-3 (File No. 333-254339), as amended, initially filed with the SEC on March 16, 2021, Form S-3 (File No. 276448) filed with the SEC on January 10, 2024, Form S-8 (File No. 276655) filed with the SEC on January 23, 2024 and Form S-8 (File No. 333-285909) filed with the SEC on March 19, 2025, of our report dated April 15, 2025, with respect to our audits of the consolidated financial statements of the Company as at December 31, 2024 and for the year then ended, which report is included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ ARK Pro CPA & Co

ARK PRO CPA & Co

Hong Kong, China

April 15, 2025

PCAOB Firm ID: 3299